MEMORANDUM OF AGREEMENT
(Affiliated Money Market Fund Advisory Fee Waiver)
          This Memorandum of Agreement is entered into as of the dates indicated on Exhibit “A” between Invesco Advantage Municipal Income Trust II, Invesco Bond Fund, Invesco California Value Municipal Income Trust, Invesco Dynamic Credit Opportunities Fund, Invesco High Income Trust II, Invesco Municipal Opportunity Trust, Invesco Municipal Trust, Invesco Pennsylvania Value Municipal Income Trust, Invesco Senior Income Trust, Invesco Senior Loan Fund, Invesco Trust for Investment Grade Municipals, Invesco Trust for Investment Grade New York Municipals and Invesco Van Kampen Exchange Fund (each a “Fund” and collectively, the “Funds”) and Invesco Advisers, Inc. (“Invesco”).
          For and in consideration of the mutual terms and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Funds and Invesco agree as follows:
1.	Each Fund and Invesco agree that until the expiration date, if any, of the commitment set forth on the attached Exhibit “A” occurs, as such Exhibit “A” is amended from time to time, Invesco will waive advisory fees payable by an Investing Fund (defined below) in an amount equal to 100% of the net advisory fee Invesco receives on the Uninvested Cash (defined below) from the Affiliated Money Market Fund (defined below) in which the Investing Fund invests (the “Waiver”).
i.	Invesco’s Fund Accounting Group will calculate, and apply, the Waiver monthly, based upon the average investment of Uninvested Cash made by the Investing Fund during the previous month in an Affiliated Money Market Fund.

ii.	The Waiver will not apply to those investing Funds that do not charge an advisory fee, either due to the terms of their advisory agreement, or as a result of contractual or voluntary fee waivers.

iii.	The Waiver will not apply to cash collateral for securities lending.
For purposes of the paragraph above, the following terms shall have the following meanings:
(a)	“Affiliated Money Market Fund” — any existing or future fund managed by Invesco or its affiliates that holds itself out as a money market fund and complies with Rule 2a-7 under the Investment Company Act of 1940, as amended;

(b)	“Investing Fund” — any Fund investing Uninvested Cash in an Affiliated Money Market Fund; and

(b)	“Uninvested Cash” — cash available and uninvested by a Fund that may result from a variety of sources, including dividends or interest received on portfolio securities, unsettled securities transactions, strategic reserves, matured investments, proceeds from liquidation of investment securities, dividend payments, or new investor capital.

2.	Neither a Fund nor Invesco may remove or amend the Waiver to a Fund’s detriment prior to requesting and receiving the approval of the Fund’s Board of Trustee/Managing General Partners to remove or amend such Waiver. Invesco will not have any right to reimbursement of any amount so waived.
          Subject to the foregoing paragraphs, each of the Funds and Invesco agree to review the then-current waivers for each Fund listed on the Exhibit on a date prior to the Expiration Date to determine whether such waivers should be amended, continued or terminated. The waivers will expire upon the Expiration Date unless the Funds and Invesco have agreed to continue them. The Exhibit will be amended to reflect any such agreement.
          Nothing in this Memorandum of Agreement is intended to affect any other memorandum of agreement executed by any Fund or Invesco with respect to any other fee waivers, expense reimbursements and/or expense limitations.
          IN WITNESS WHEREOF, each Fund and Invesco have entered into this Memorandum of Agreement as of the dates indicated on Exhibit “A”.

INVESCO ADVANTAGE MUNICIPAL INCOME TRUST II
INVESCO BOND FUND
INVESCO CALIFORNIA VALUE MUNICIPAL INCOME TRUST
INVESCO DYNAMIC CREDIT OPPORTUNITIES FUND
INVESCO HIGH INCOME TRUST II
INVESCO MUNICIPAL OPPORTUNITY TRUST
INVESCO MUNICIPAL TRUST
INVESCO PENNSYLVANIA VALUE MUNICIPAL INCOME TRUST
INVESCO SENIOR INCOME TRUST
INVESCO SENIOR LOAN FUND
INVESCO TRUST FOR INVESTMENT GRADE MUNICIPALS
INVESCO TRUST FOR INVESTMENT GRADE NEW YORK MUNICIPALS
INVESCO VAN KAMPEN EXCHANGE FUND

By:	/s/ John M. Zerr
Title:	Senior Vice President

INVESCO ADVISERS, INC.

By:	/s/ John M. Zerr
Title:	Senior Vice President

EXHIBIT “A”
INVESCO ADVANTAGE MUNICIPAL INCOME TRUST II

FUND	EFFECTIVE DATE	COMMITTED UNTIL
Invesco Advantage Municipal Income Trust	May 15, 2012	June 30, 2014
INVESCO BOND FUND

FUND	EFFECTIVE DATE	COMMITTED UNTIL
Invesco Bond Fund	May 15, 2012	June 30, 2014
INVESCO CALIFORNIA VALUE MUNICIPAL INCOME TRUST

FUND	EFFECTIVE DATE	COMMITTED UNTIL
Invesco California Value Municipal Income Trust	May 15, 2012	June 30, 2014
INVESCO DYNAMIC CREDIT OPPORTUNITIES FUND

FUND	EFFECTIVE DATE	COMMITTED UNTIL
Invesco Dynamic Credit Opportunities Fund	May 15, 2012	June 30, 2014
INVESCO HIGH INCOME TRUST II

FUND	EFFECTIVE DATE	COMMITTED UNTIL
Invesco High Income Trust II	May 15, 2012	June 30, 2014
INVESCO MUNICIPAL OPPORTUNITY TRUST

FUND	EFFECTIVE DATE	COMMITTED UNTIL
Invesco Municipal Opportunity Trust	May 15, 2012	June 30, 2014
INVESCO MUNICIPAL TRUST

FUND	EFFECTIVE DATE	COMMITTED UNTIL
Invesco Municipal Trust	May 15, 2012	June 30, 2014
INVESCO PENNSYLVANIA VALUE MUNICIPAL INCOME TRUST

FUND	EFFECTIVE DATE	COMMITTED UNTIL
Invesco Pennsylvania Value Municipal Income Trust	May 15, 2012	June 30, 2014

A-1

INVESCO SENIOR INCOME TRUST

FUND	EFFECTIVE DATE	COMMITTED UNTIL
Invesco Senior Income Trust	May 15, 2012	June 30, 2014
INVESCO SENIOR LOAN FUND

FUND	EFFECTIVE DATE	COMMITTED UNTIL
Invesco Senior Loan Fund	May 15, 2012	June 30, 2014
INVESCO TRUST FOR INVESTMENT GRADE MUNICIPALS

FUND	EFFECTIVE DATE	COMMITTED UNTIL
Invesco Trust for Investment Grade Municipals	May 15, 2012	June 30, 2014
INVESCO TRUST FOR INVESTMENT GRADE NEW YORK MUNICIPALS

FUND	EFFECTIVE DATE	COMMITTED UNTIL
Invesco Trust for Investment Grade New York Municipals	May 15, 2012	June 30, 2014
INVESCO VAN KAMPEN EXCHANGE FUND

FUND	EFFECTIVE DATE	COMMITTED UNTIL
Invesco Van Kampen Exchange Fund	May 15, 2012	June 30, 2014

A-2